EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Maple Tree Kids, Inc.
(A Development Stage Company)
Nanuet, NY

We hereby consent to the inclusion in this Registration Statement on form S-1 of our report dated November 4, 2013 relating to the financial statements of Maple Tree Kids, Inc. as of and for the year ended December 31, 2012.

We further consent to being named as “Experts” in accounting and auditing as defined in the report.

/s/ ZBS Group LLP
ZBS Group LLP
Plainview, New York
November 5, 2013

255 Executive Drive, Suite 400 Plainview, New York 11803
Tel: (516) 394-3344     Fax: (516) 908-7867
www.zbscpas.com